Exhibit 99.1

For Immediate Release

SpartanNash Announces Results of 2019 Annual Shareholders Meeting

GRAND RAPIDS, MICHIGAN – May 29, 2019 – SpartanNash Company (the “Company”) (Nasdaq: SPTN) today announced that shareholders approved all proposals and re-elected all director nominees at its 2019 annual shareholder meeting, held May 22 in Grand Rapids, Michigan.

Shareholders elected 10 directors to the Board of Directors for one-year terms expiring at the 2020 annual meeting.

Shareholders approved the Company’s “say on pay” advisory vote.

Shareholders also ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the current fiscal year.

About SpartanNash

SpartanNash (Nasdaq: SPTN) is a Fortune 400 company whose core businesses include distributing grocery products to a diverse group of independent and chain retailers, its corporate-owned retail stores and U.S. military commissaries and exchanges; as well as premier fresh produce distribution and fresh food processing. SpartanNash serves customer locations in all 50 states and the District of Columbia, Europe, Cuba, Puerto Rico, Bahrain, Djibouti and Egypt. SpartanNash currently operates 160 supermarkets, primarily under the banners of Family Fare, Martin’s Super Markets, D&W Fresh Market, VG’s Grocery, Dan’s Supermarket and Family Fresh Market. Through its MDV military division, SpartanNash is a leading distributor of grocery products to U.S. military commissaries.

Investor Contact:

Mark Shamber

Executive Vice President & CFO

(616) 878-8023

Media Contact:

Meredith Gremel

Vice President Corporate Affairs and Communications

(616) 878-2830

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